As filed with the Securities and Exchange Commission on August 10, 2018

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADESTO TECHNOLOGIES CORPPORATION

 (Exact name of registrant as specified in its charter)

Delaware	16‑1755067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan
2015 Employee Stock Purchase Plan

(Full title of the plans)

Narbeh Derhacobian

President and Chief Executive Officer

Adesto Technologies Corporation

3600 Peterson Way, Santa Clara, CA, 95054

(Name and address of agent for service)

(408) 400‑0578

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark A. Leahy, Esq.

William L. Hughes, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988‑8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company,” and “emerging growth company” in Rule 12b‑2  of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

35
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	851,673 (2)	$5.035 (3)	$4,288,173.56 (3)	$533.88 (3)
Common Stock, $0.0001 par value per share	212,918 (4)	$4.27975 (5)	$911,235.81 (5)	$113.45 (5)
TOTAL	1,064,591	N/A	$5,199,409.37	$647.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s  common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s  common stock.

(2)

Represents additional shares of Registrant’s common stock automatically reserved and available for issuance under the 2015 Equity Incentive Plan resulting from the annual 4% increase (calculated by reference to the total outstanding shares of Registrant’s  common stock as of the immediately preceding December 31) in the number of shares reserved and available for issuance, effective January 1, 2018.

(3)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 8, 2018.

(4)

Represents additional shares of Registrant’s common stock automatically reserved and available for issuance under the 2015 Employee Stock Purchase Plan (the “ESPP”) resulting from the annual 1% increase (calculated by reference to the total outstanding shares of Registrant’s common stock as of the immediately preceding December 31) in the number of shares reserved and available for issuance, effective January 1, 2018.

(5)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 8, 2018.  Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the common stock on the offering date (i.e., the first business day of a six-month offering period) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S‑8,  Adesto Technologies Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 851,673 additional shares of Common Stock under the Registrant’s 2015 Equity Incentive Plan and 212,918 additional shares of Common Stock under the Registrant’s 2015 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S‑8 filed with the Commission on October 27, 2015 (Registration No. 333‑207630) and March 23, 2017 (Registration No. 333‑216904).  In accordance with the instructional note to Part I of Form S‑8 as promulgated by the Commission, the information specified by Part I of Form S‑8 has been omitted from this Registration Statement.

Item 8.01  Exhibits

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation.	S‑1/A	333‑206940	3.02	10/5/2015
3.2	Amended and Restated Bylaws.	S‑1/A	333‑206940	3.04	10/5/2015
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2015 Equity Incentive Plan and forms of equity awards.	S‑1/A	333‑206940	10.03	10/5/2015
99.2	2015 Employee Stock Purchase Plan.	S‑1/A	333‑206940	10.04	10/5/2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 9th day of August,  2018.

Adesto Technologies Corporation
By:	/s/ Narbeh Derhacobian
Narbeh Derhacobian
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below constitutes and appoints Narbeh Derhacobian and Ron Shelton, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substation, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S‑8, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Narbeh Derhacobian	President, Chief Executive Officer and Director	August 9, 2018
Narbeh Derhacobian	(Principal Executive Officer)

/s/ Ron Shelton	Chief Financial Officer	August 9, 2018
Ron Shelton	(Principal Financial and Accounting Officer)

/s/ Nelson Chan	Director	August 9, 2018
Nelson Chan

/s/ Keith Crandell	Director	August 9, 2018
Keith Crandell

/s/ Francis Lee	Director	August 9, 2018
Francis Lee

/s/ Kevin Palatnik	Director	August 9, 2018
Kevin Palatnik